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                                                                   Exhibit 99(c)

MICHAEL H. AHRENS, CAL. BAR NO. 44766
GERALDINE A. FREEMAN, CAL. BAR NO. 111483
JEFFREY K. REHFELD, CAL. BAR NO. 188128
KIMBERLY S. FINEMAN, CAL. BAR NO. 184433
SHEPPARD, MULLIN, RICHTER & HAMPTON LLP
A Limited Liability Partnership
Including Professional Corporations
Four Embarcadero Center, 17th Floor
San Francisco, California  94111

Telephone:  (415) 434-9100

Attorneys for Debtors and Debtors-in-Possession
NATURAL WONDERS, INC.


                         UNITED STATES BANKRUPTCY COURT

                         NORTHERN DISTRICT OF CALIFORNIA

                               [OAKLAND DIVISION]


In re:

NATURAL WONDERS, INC., a Delaware corporation,

                           Debtor and
                           Debtor-in-Possession.
--------------------------------------------------------------------------------

In re:

WORLD OF SCIENCE, INC., a New York Corporation,

                           Debtor and
                           Debtor-in-Possession.
--------------------------------------------------------------------------------


Jointly Administered for Procedural
Purposed Under Case No. 00-46943

Chapter 11

ORDER APPROVING MOTION FOR ORDER (A) SETTING A DATE TO CONDUCT AUCTION OF DEBTORS' INTERESTS IN CERTAIN REAL PROPERTY LEASES; (B) APPROVING BIDDING PROCEDURES AND TERMS; (C) ESTABLISHING CURE AMOUNTS; (D) ESTABLISHING REJECTION PROCEDURES; (E) AUTHORIZING DEBTORS TO ENTER INTO LEASE TERMINATION AGREEMENTS;
(F) AUTHORIZING ABANDONMENT OF PERSONAL PROPERTY; AND (G) WAIVING FEDERAL BANKRUPTCY PROCEDURE 6006(g) and 6006(d).


Date:    February 26, 2001
Time:    9:00 a.m.
Place:   U.S. Bankruptcy Court
         1300 Clay Street, Oakland, CA
         Courtroom 201
         Judge Leslie Tchaikovsky

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

         This matter having come on for hearing at the above referenced time, with appearances as noted on the record, and this Court having considered the Motion for Order (A) Setting a Date to Conduct an Auction of or Otherwise Sell Debtors' Interests in Certain Real Property Leases; (B) Approving Bidding Procedures and Terms and Conditions of Such Auction; (C) Establishing Cure Amounts with Respect to Such Leases; (D) Establishing Rejection Procedures; (E) Authorizing Debtors to Enter Into Lease Termination Agreements; (F) Approving Abandonment of Personal Property; and (G) Waiving the Requirements of Fed R. Bankr. P. 6004(g) and 6006(d) (the "Motion") filed by Natural Wonders, Inc., Debtor and Debtor-In-Possession and World of Science, Inc., Debtor and Debtor-In-Possession, in these administratively consolidated Chapter 11 cases (together, the "Debtors"), the objections to the Motion filed by various landlords of the Debtors, the Reply to the objections filed by the Debtors, the arguments of counsel, and it appearing to the Court that the procedures proposed in the Motion to liquidate the Debtors' retail mall-based leases is likely to maximize the value of such leases and thereby benefit the estate, and that nothing in the Motion, as modified in the Reply, will deprive the landlords of their rights under Bankruptcy Code section 365, and that good cause appearing therefor, it is hereby

         Ordered, Adjudged and Decreed as follows:

         1. The Motion, as modified by the Reply and this Order, is hereby approved, and the objections are overruled.

         2. The Bidding Procedures attached hereto as Exhibit "A" are hereby approved.

         3. The sale of the leases in accordance with the Bidding Procedures is approved, free and clear of all liens, claims and encumbrances pursuant to Bankruptcy Code section 363(f).

         4. The Debtors are authorized to reject any leases after the Auction without further order of the Court, subject to the following conditions:

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


                  (a) Debtors shall provide 5 days' prior written notice of the lease rejection date to the affected landlord and its counsel (if counsel has appeared in this case) by facsimile (if that number can be determined) or by overnight delivery service or by hand delivery.

                  (b) The written notice of the rejection shall include (i) the reason for the rejection; and (ii) the date prior to June 30, 2001 the lease is deemed rejected.

                  (c) Keys to the premises shall be delivered to the mall managers on or prior to the lease rejection date.

                  (d) Debtors shall vacate the premises by the lease rejection date and shall leave the premises in broom swept condition free and clear of debris.

         5. Any personal property remaining at a closing store location shall be deemed abandoned to the landlords and of inconsequential value, free and clear of all liens, claims and encumbrances.

         6. That portion of the Motion dealing with the establishment of cure amounts under each of the leases is continued to March 26, 2001 at 9:00 a.m. Debtors shall promptly serve notice of this continued hearing date on the landlords and their counsel. The notice shall provide that on or before March 21, 2001, the landlords will file with the Court and serve on the Debtors and their counsel cure amounts that differ from those set forth in the Motion, to the extent that they have not done so already, or corrected cure amounts. Debtors shall file and serve its response to all issues involving cure amounts 1 court day prior to the hearing.

         7. A hearing under Bankruptcy Code Section 365 on the assumption and assignment of the leases sold pursuant to the Auction shall be held on May 14, 2001 at 9:00 a.m. Debtors shall provide notice of the proposed assignment and assumption, and supporting papers to each affected landlord and their counsel by overnight mail service delivery or other delivery means for receipt by such parties on or before May 4, 2001. Debtors shall

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

meet and confer prior to the hearing with any Landlord on 24 hours prior request. The parties shall make reasonable efforts to respond to discovery within 3 business days after receipt.

         8. No waiver of the Bankruptcy Rules of Procedure 6004(g) and 6006(d) shall be ordered if there is an objection filed to a proposed assumption and assignment, unless the objecting party agree to waive such stay.

Dated:  March 5, 2001


                                                /s/   LESLIE TCHAIKOVSKY
                                                --------------------------------
                                                The Honorable Leslie Tchaikovsky



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